Exhibit 99.1

KindlyMD and Nakamoto Announce an Additional $51.5 Million In PIPE Financing To Support Bitcoin Treasury Efforts

Salt Lake City, Utah – June 20, 2025 – Kindly MD, Inc. (NASDAQ: NAKA) (“KindlyMD”), which previously announced its anticipated merger with Nakamoto Holdings Inc. (“Nakamoto”), a Bitcoin-native holding company, today announced the close of an additional $51.5 million in private placement in public equity (“PIPE financing”) to support its efforts to establish a Bitcoin treasury. To date, KindlyMD has raised a total of approximately $563 million in PIPE financing and $763 million including convertible notes.

“Investor demand for Nakamoto is incredibly strong. This additional financing was raised in under 72 hours, adding the option for more working capital in addition to acquiring bitcoin,” said David Bailey, Founder and CEO of Nakamoto. “We continue to execute our strategy to raise as much capital as possible to acquire as much bitcoin as possible.”

The transaction includes $51.5 million in gross proceeds from a fully committed PIPE financing priced at $5.00 per share and consisting of common stock in KindlyMD. The net proceeds from the PIPE financing are intended to be used by KindlyMD to purchase Bitcoin and for working capital and general corporate purposes. The PIPE financing is expected to close concurrently with the merger.

Advisors

Cohen & Company Capital Markets (“CCM”), a division of J.V.B. Financial Group, LLC is serving as lead financial advisor to Nakamoto and placement agent for the PIPE Financing.

Reed Smith LLP is acting as legal advisor to Nakamoto.

Brunson Chandler & Jones, PLLC is acting as legal advisor to KindlyMD.

About KindlyMD

KindlyMD is a patient-first healthcare and healthcare data company redefining value-based care and patient-centered medical services. KindlyMD leverages data analysis to deliver evidence-based, personalized solutions in order to reduce opioid use, improve health outcomes faster, and provide algorithmic guidance on the use of alternative medicine in healthcare. KindlyMD provides a patient-focused healthcare experience that integrates traditional medical evaluation and management with mental health integration and compliant alternative medicine education and inclusion. It focuses on creating personalized care plans for each individual that get people back to work and life faster, reduce opioid use, and yield high patient satisfaction.

Its specialty outpatient clinical services are reimbursed by Medicare, Medicaid, and commercial insurance contracts as well as offered on a fee-for-service basis. For more information, please visit www.kindlymd.com.

About Nakamoto

Nakamoto is a Bitcoin treasury company building a global portfolio of Bitcoin-native companies. Nakamoto plans to establish the first publicly traded conglomerate of Bitcoin companies by accumulating Bitcoin in its treasury and by leveraging its treasury to acquire and develop an ecosystem of Bitcoin companies across finance, media, advisory and more. The company aims to provide commercial and financial infrastructure for the next generation of capital markets. For more information, please visit nakamoto.com.

Additional Information and Where to Find It

In connection with the merger, PIPE Financing and the initial PIPE financing and debt financing announced on May 12, 2025 (collectively, the “Transactions”), KindlyMD intends to file with the SEC an information statement, in preliminary and definitive form (the “information statement”), and KindlyMD will file other documents regarding the Transactions with the SEC. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE INFORMATION STATEMENT, AS MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME, AND OTHER RELEVANT DOCUMENTS FILED BY KINDLYMD WITH THE SEC BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT KINDLYMD AND NAKAMOTO, THE TRANSACTIONS, THE RISKS RELATED THERETO AND RELATED MATTERS.

A definitive information statement will be mailed to shareholders of KindlyMD. Investors will be able to obtain free copies of statement, as may be amended from time to time, and other relevant documents filed by KindlyMD with the SEC (when they become available) through the website maintained by the SEC at www.sec.gov. Copies of documents filed with the SEC by KindlyMD, including the information statement (when available), will be available free of charge from KindlyMD’s website at www.kindlymd.com under the “Investors” tab.

Forward-Looking Statements

All statements, other than statements of historical fact, included in this release that address activities, events or developments that Kindly MD or Nakamoto expects, believes or anticipates will or may occur in the future are forward-looking statements. Words such as “estimate,” “project,” “predict,” “believe,” “expect,” “anticipate,” “potential,” “create,” “intend,” “could,” “would,” “may,” “plan,” “will,” “guidance,” “look,” “goal,” “future,” “build,” “focus,” “continue,” “strive,” “allow” or the negative of such terms or other variations thereof and words and terms of similar substance used in connection with any discussion of future plans, actions, or events identify forward-looking statements. However, the absence of these words does not mean that the statements are not forward-looking. These forward-looking statements include, but are not limited to, statements regarding the proposed merger and related transactions, (collectively, the “Transactions”) the expected closing of the proposed Transactions and the timing thereof and as adjusted descriptions of the post-transaction company and its operations, strategies and plans, integration, debt levels and leverage ratio, capital expenditures, cash flows and anticipated uses thereof, synergies, opportunities and anticipated future performance, including the management team and board of directors of the combined company and expected use of proceeds from the Transactions, and any post-closing transactions contemplated between the combined company and BTC Inc (and/or UTXO, LLC through BTC Inc). Information adjusted for the proposed Transactions should not be considered a forecast of future results. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements included in this release. These include the risk that Kindly MD and Nakamoto businesses (which may include the businesses of BTC Inc and/or UTXO in the future, as applicable) will not be integrated successfully and the risk that Kindly MD or the applicable governing bodies of BTC Inc and/or UTXO may not pursue or approve the terms of an acquisition of BTC Inc and/or UTXO; the risk that cost savings, synergies and growth from the proposed transaction may not be fully realized or may take longer to realize than expected; the possibility that shareholders of Kindly MD may not approve the issuance of new shares of Kindly MD common stock in the Transactions or that shareholders of Kindly MD may not approve the Transactions; the risk that a condition to closing of the Transactions may not be satisfied, that either party may terminate the merger agreement, the subscription agreements of the convertible debt purchase agreement or that the closing of the Transactions might be delayed or not occur at all; potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of the Transactions; the parties do not receive regulatory approval of the Transactions; the occurrence of any other event, change, or other circumstances that could give rise to the termination of the merger agreement relating to the Transactions; the risk that changes in Kindly MD’s capital structure and governance could have adverse effects on the market value of its securities; the ability of Kindly MD and Nakamoto to retain customers and retain and hire key personnel and maintain relationships with their suppliers and customers and on Kindly MD and Nakamoto’s operating results and business generally; the risk the Transactions could distract management from ongoing business operations or cause Kindly MD and/or Nakamoto to incur substantial costs; the risk that Kindly MD may be unable to reduce expenses or access financing or liquidity; the impact of any related economic downturn; the risk of changes in governmental regulations or enforcement practices; and other important factors that could cause actual results to differ materially from those projected. All such factors are difficult to predict and are beyond Kindly MD’s and Nakamoto’s control, including those detailed in Kindly MD’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and such other documents of Kindly MD filed, or to be filed, with the SEC that are or will be available on Kindly MD’s website at www.kindlymd.com and on the website of the SEC at www.sec.gov. All forward-looking statements are based on assumptions that Kindly MD and Nakamoto believe to be reasonable but that may not prove to be accurate. Any forward-looking statement speaks only as of the date on which such statement is made, and neither Kindly MD or Nakamoto undertakes any obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.

Media Contacts

Carissa Felger/Sam Cohen

Gasthalter & Co.

(212) 257-4170

Nakamoto@gasthalter.com

For Kindly MD:

Valter Pinto, Managing Director
KCSA Strategic Communications
(212) 896-1254
KindlyMD@KCSA.com